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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 26, 2014 in the Registration Statement (Form S-1) and related Prospectus of Dermira Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Redwood City, California
August 27, 2014

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  Exhibit 23.1